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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                        Jurisdiction of
Subsidiary                                              Incorporation

WMS Games Inc.                                          Delaware
WMS Gaming Inc.                                         Delaware
WMS Gaming (Nevada) Inc.                                Nevada
WMS Gaming (Canada) Ltd.                                New Brunswick, Canada
Fun House Games Inc.                                    Delaware
Lenc-Smith Inc.                                         Delaware
Williams Electronics Games Inc.                         Delaware
WMS Finance Inc.                                        Delaware